UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

ASSOCIATED MATERIALS, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-24956	75-1872487
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMH Holdings II, Inc., a Delaware corporation (“AMH II”) and the indirect parent of Associated Materials, LLC, a Delaware limited liability company (the “Company”), has entered into an Agreement and Plan of Merger, dated as of September 8, 2010 (the “Merger Agreement”), by and among Carey Investment Holdings Corp., a Delaware corporation (“Buyer”), Carey Intermediate Holdings Corp., a Delaware corporation and wholly-owned subsidiary of Buyer (“Intermediate”), Carey Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Intermediate (“Merger Sub”) and AMH II, providing for the merger of Merger Sub with and into AMH II (the “Merger”), with AMH II continuing as the surviving corporation. Buyer, Intermediate and Merger Sub are affiliates of Hellman & Friedman LLC (“Hellman & Friedman”).

Upon consummation of the Merger, Buyer will pay, or cause to be paid, consideration for the outstanding AMH II equity (including “in-the-money” stock options and warrants outstanding immediately prior to the consummation of the merger) consisting of $600 million in cash, less certain expenses, fees and payments to be made by or on behalf of Buyer to affiliates of Harvest Partners, L.P. and Investcorp, S.A. and management, in each case as specified in the Merger Agreement. Immediately prior to the consummation of the Merger, all outstanding shares of preferred stock of AMH II will be converted into common stock.

The Merger Agreement was unanimously approved by AMH II’s Board of Directors. After the execution and delivery of the Merger Agreement by the parties thereto, the holders of all of the outstanding voting securities in AMH II executed and delivered to Buyer a written consent approving the Merger Agreement and the transactions contemplated thereby.

The consummation of the Merger, which is expected to occur in the fourth quarter, and the obligations of each party to consummate the Merger are subject to certain closing conditions specified in the Merger Agreement, including, among others, the receipt of required antitrust approvals and clearances and the compliance with the various covenants contained in the Merger Agreement.

Consummation of the Merger is not subject to a financing condition. Buyer has secured committed financing, consisting of an equity financing commitment letter from affiliates of Hellman & Friedman (the “Equity Financing Commitment”) and a debt financing commitment (the “Debt Financing Commitment” and, together with the Equity Financing Commitment, the “Financing Commitments”). Pursuant to the terms of the Debt Financing Commitment, the lenders will provide a senior secured asset-based revolving credit facility and a senior secured bridge term loan facility. The bridge term loan facility will be provided in the event that, and to the extent that, Merger Sub does not issue and sell senior secured notes on or prior to the closing date. The obligations under the Debt Financing Commitment are subject to a number of conditions specified in the Debt Financing Commitment.

The proceeds of the Financing Commitments will be used by Buyer for payment of the aggregate merger consideration, payment of fees and expenses related to the transactions contemplated by the Merger Agreement, and repayment, repurchase and/or redemption of the existing indebtedness of AMH II and its subsidiaries in connection with the Merger (namely, AMH II’s 20% Senior Notes due 2014, AMH Holdings, LLC’s 11.25% Senior Discount Notes due 2014, the Company’s 9.875% Senior Secured Second Lien Notes due 2016 and the Company’s current asset-based credit facility).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about AMH II or its subsidiaries, including the Company. The representations, warranties, covenants and agreements contained in the Merger Agreement are made only for purposes of the Merger Agreement and as of the dates specified therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in those representations and warranties are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. For the foregoing reasons, investors should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of AMH II, any of its subsidiaries (including the Company), Buyer, Intermediate or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s disclosures.

The information in this Item 1.01 contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the Company that are based on the beliefs of the Company’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties. Such statements reflect the current views of the Company’s management. The following factors, and others which are discussed in the Company’s filings with the Securities and Exchange Commission, are among those that may cause actual results to differ materially from the forward-looking statements: uncertainties associated with the proposed sale of AMH II to affiliates of Hellman & Friedman; the anticipated timing of filings and approvals relating to the transaction; the expected timing of completion of the transaction; the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the Merger; and general and regional economic conditions and industry trends and competition. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the execution of the Merger Agreement, on September 7, 2010, each of Thomas Chieffe, Chief Executive Officer of the Company, and Warren J. Arthur, Senior Vice President of Operations of the Company, entered into a Transaction Bonus Agreement (each, a “Transaction Bonus Agreement”) with the Company pursuant to which Mr. Chieffe will receive approximately $1.4 million and Mr. Arthur will receive approximately $1.2 million if the Merger is consummated on or prior to December 31, 2010. The Transaction Bonus Agreements are attached hereto as Exhibits 10.1 and 10.2.

In addition, on September 7, 2010, Mr. Chieffe entered into a Stock Option Award Agreement (the “Stock Option Award Agreement”) with AMH II pursuant to which options to purchase 13,824 shares of Class B, Series II (Non-Voting) Common Stock of AMH II, $0.01 par value per share, at a purchase price of $1.00 per share, were granted to Mr. Chieffe. The option may only be exercised if there is an approved sale of the Company that closes no later than December 31, 2010 (with the transactions contemplated by the Merger Agreement being an approved sale). Mr. Chieffe also entered into an amendment (the “Employment Agreement Amendment”) to his Amended and Restated Employment Agreement, dated as of April 15, 2010, between AMH II and Mr. Chieffe, pursuant to which the occurrence of an initial public offering was removed as an event accelerating the payment of a Special Retention Incentive Bonus (as defined therein), in order to bring such agreement into conformity with the requirements of Section 409A of the Internal Revenue Code of 1986. The Stock Option Award Agreement and the Employment Agreement Amendment are attached hereto as Exhibits 10.3 and 10.4, respectively.

The foregoing descriptions of the Transaction Bonus Agreements, the Stock Option Award Agreement and the Employment Agreement Amendment, and of the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements attached as exhibits hereto.

ITEM 8.01.  OTHER EVENTS

On September 8, 2010, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of September 8, 2010, by and among Carey Investment Holdings Corp., Carey Intermediate Holdings Corp., Carey Acquisition Corp. and AMH Holdings II, Inc.

10.1	Transaction Bonus Agreement, dated September 7, 2010, between Associated Materials, LLC and Thomas Chieffe.

10.2	Transaction Bonus Agreement, dated September 7, 2010, between Associated Materials, LLC and Warren J. Arthur.

10.3	Stock Option Award Agreement, dated September 7, 2010, between AMH Holdings II, Inc. and Thomas Chieffe.

10.4	First Amendment to Amended and Restated Employment Agreement, dated September 7, 2010, between AMH Holdings II, Inc. and Thomas Chieffe.

99.1	Press Release, dated September 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS, LLC
(Registrant)

	By:	/s/ Stephen E. Graham

Stephen E. Graham Vice President—Chief Financial Officer, Treasurer and Secretary

Date: September 13, 2010

Exhibit Index

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of September 8, 2010, by and among Carey Investment Holdings Corp., Carey Intermediate Holdings Corp., Carey Acquisition Corp. and AMH Holdings II, Inc.

10.1	Transaction Bonus Agreement, dated September 7, 2010, between Associated Materials, LLC and Thomas Chieffe.

10.2	Transaction Bonus Agreement, dated September 7, 2010, between Associated Materials, LLC and Warren J. Arthur.

10.3	Stock Option Award Agreement, dated September 7, 2010, between AMH Holdings II, Inc. and Thomas Chieffe.

10.4	First Amendment to Amended and Restated Employment Agreement, dated September 7, 2010, between AMH Holdings II, Inc. and Thomas Chieffe.

99.1	Press Release dated September 8, 2010.